SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER, dated as of February 19, 2008 (this “Amendment”), is entered into by and among LCC International, Inc., a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (the “Guarantors” and, collectively with the Borrower, the “Loan Parties”), the Lenders identified on the signature pages hereto (the “Lenders”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below) as amended hereby.

RECITALS

A. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of May 29, 2007 among the Loan Parties, Lenders and Administrative Agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Waiver dated as of November 30, 2007 (as so amended, and as further amended, modified and supplemented, the “Credit Agreement”).

B. Certain Events of Default have occurred as a result of the Borrower’s failure to comply with (a) Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007 within the time periods required by such Section (the “10Q Defaults”) and (b) Section 7.02(c) of the Credit Agreement with respect to the applicable periods for the weeks between November 30, 2007 and February 11, 2008 (the “Borrowing Base Certificate Default”) (together with the 10Q Defaults, the "Acknowledged Events of Default”).

C. Certain of the Loan Parties have agreed to settle disputes with Nokia, Inc., a Delaware corporation, related to the Nokia Disposition (the “Nokia Settlement”).

D. The Loan Parties have requested that the Administrative Agent and the Lenders (i) waive the Acknowledged Events of Default (ii) consent to the Nokia Settlement and (iii) modify certain provisions of the Credit Agreement.

E. The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Estoppel, Acknowledgement and Reaffirmation. As of February 19, 2007, (i) the aggregate outstanding amount of the Revolving Loans was no less than $22,007,192.27, which represents $21,951,000.00 in principal and $56,192.27 in accrued interest and (ii) the aggregate outstanding amount of the Term Loan was $5,814,361.78, which represents $5,788,474.44 in principal and $25,887.34 in accrued interest. Said amounts constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Loan Parties hereby acknowledge their obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely effect such obligations, liens or security interests, except as explicitly set forth herein.

2. Waiver. The Lenders and the Administrative Agent hereby waive the Acknowledged Events of Default, provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation under the Credit Agreement and the other Loan Documents from and after the date hereof. This waiver is a one-time waiver and shall not be construed to be a waiver of any other Default or Event of Default that may currently exist or occur hereafter.

3. Financial Statement Deliveries. In addition to any and all reporting requirements under the Credit Agreement, the Loan Parties hereby agree to deliver to the Administrative Agent on or before February 22, 2008, the financial statements described in Section 7.01(b) of the Credit Agreement with respect to the fiscal quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, in each case, along with any additional deliveries required under the Credit Agreement in connection therewith. The failure to timely deliver the financial statements as required herein shall constitute an immediate Event of Default under the Loan Documents irrespective of any otherwise applicable grace or cure period.

4. Consent to the Nokia Settlement. The Lenders and the Administrative Agent hereby consent to the Loan Parties entering into and consummating the Nokia Settlement, provided that (i) the form of the Nokia Settlement is satisfactory to the Administrative Agent in its reasonable discretion, (ii) in consideration of the Nokia Settlement the Borrower shall receive a payment, in immediately available funds, of not less than $1,800,000 (the “Nokia Settlement Proceeds”) and (iii) $1,350,000 of the Nokia Settlement Proceeds are applied to the Term Loan and shall be applied to the Term Loan payments in the inverse order of maturity, with the balance of the Nokia Settlement Proceeds being used by the Borrower for general corporate and working capital needs. The foregoing consent shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation under the Credit Agreement and the other Loan Documents from and after the date hereof. This consent is a one-time consent and shall not be construed to be consent to any other agreement between the Borrower and any Person.

5. Amendments to Credit Agreement.

(a) The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

"Nokia Disposition” means the Disposition of certain assets to Nokia in exchange for which the Borrower received an account receivable, such transaction having been consummated on June 30, 2007.

(b) Section 7.02(c) of the Credit Agreement is hereby amended by replacing the words “on the third Business Day of each week, a certificate as of the end of the immediately preceding week” with the words “within 30 days following the end of each fiscal month of the Borrower, a certificate as of the end of such fiscal month”.

(c) Section 7.17(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Each Loan Party shall promptly instruct all account debtors and other Persons obligated to the Loan Parties in respect of account debts to make all payments in respect thereof, and shall use its commercially reasonable efforts to cause such account debtors and other Persons to remit all such payments directly, to the Lock Box Accounts (if paid by wire transfer) or, if required by the Administrative Agent, to one or more post office boxes (“Lock Boxes”) that are subject to a lock box agreement, in form and substance satisfactory to the Administrative Agent, for deposit into the Lock Box Accounts. In addition, each Loan Party agrees that if the proceeds of any Collateral (including the payments made in respect of account debts) shall be received by it, such Loan Party shall, as promptly as possible, deposit such proceeds into the Lock Box Accounts. Until so deposited, all such proceeds shall be held in trust by the Loan Parties for the Administrative Agent and shall not be commingled with any other funds or property of the Loan Parties. All receipts held in the Lock Boxes shall be remitted daily to a Lock Box Account. Commencing immediately upon notice by the Administrative Agent delivered pursuant to Section 11.02, all collected funds deposited into the Master Account on any Business Day shall be applied by the Administrative Agent on the following Business Day to reduce the then outstanding balance of the Revolving Loans and to pay any other outstanding Obligations which are then due and payable under the Loan Documents; provided that for the purpose of determining the availability of Revolving Loans hereunder, such funds deposited into the Master Account shall be deemed to have reduced the outstanding Revolving Loans on the Business Day during which such funds were deposited into such account. In furtherance of the objectives of this Section 7.17, the Loan Parties hereby agree and consent that the Administrative Agent, or its representatives, may communicate directly with account debtors on the account debts.

6. Cooperation With Consultants. The Loan Parties shall (i) cooperate fully with any consultants retained by the Administrative Agent (the “Consultants”), which cooperation shall include, but shall not be limited to, allowing the Consultants (a) full access to observe the Loan Parties’ respective operations, (b) the opportunity to inspect the Loan Parties’ respective financial records and projections, and (c) the opportunity to inspect and review the Lenders’ Collateral by performing customary field audits and (ii) upon demand, reimburse the Administrative Agent for the reasonable fees and expenses of the Consultants.

7. Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof upon the Administrative Agent’s receipt of counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders.

8. Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment and any other documents delivered by it in connection herewith.

(b) This Amendment and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

(e) After giving effect to this Amendment, (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Acknowledged Events of Default).

9. Release. In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, the Loan Parties hereby release the Administrative Agent, the Lenders and each of their respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act solely in connection with the Loan Documents on or prior to the date hereof.

10. Reaffirmation of Guaranty. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Loan Documents.

11. Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Amendment and the transactions contemplated hereby.

12. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under any of the Loan Documents, or constitute a waiver or amendment of any provision of any of the Loan Documents, except as expressly set forth herein. The breach of any provision or representation under this Amendment shall constitute an immediate Event of Default under the Credit Agreement, and this Amendment shall constitute a Loan Document.

13. Further Assurances. The Administrative Agent, the Lenders and the Loan Parties each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Amendment.

14. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15. Miscellaneous.

(a) This Amendment shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(d) Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Amendment shall govern and control.

(e) This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original.

16. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement and Waiver to be duly executed as of the date first above written.

LOAN PARTIES:	LCC INTERNATIONAL, INC., a Delaware corporation
By:/s/ Louis Salamone Jr.

Name: Louis Salamone Jr. Title: Executive VP and CFO
LCC WIRELESS SERVICES, INC., a Delaware corporation,
By:/s/ Louis Salamone Jr.

Name: Louis Salamone Jr. Title: Executive VP and CFO
LCC DESIGN SERVICES, L.L.C., a Delaware limited liability company,
By:/s/ Louis Salamone Jr.

Name: Louis Salamone Jr. Title: Executive VP and CFO
LCC WIRELESS DESIGN SERVICES, L.L.C., a Delaware limited liability company,
By:/s/ Louis Salamone Jr.

Name: Louis Salamone Jr. Title: Executive VP and CFO

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ John P. McDuffie

Name: John P. McDuffie Title: SVP
LENDER:	BANK OF AMERICA, N.A., as Lender
By: /s/ John P. McDuffie

Name: John P. McDuffie Title: SVP